SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                ______________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                                ______________

      Date of Report (Date of earliest event reported): November 1, 2006


                 SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)



      Virginia                      001-33037                  20-1417448
_____________________        _______________________       ___________________
   (State or Other                 (Commission                (IRS Employer
   Jurisdiction of                 File Number)            Identification No.)
    Incorporation)



  1770 Timberwood Boulevard, Suite 100, Charlottesville, Virginia      22911
______________________________________________________________________________
       (Address of Principal Executive Offices)                     (Zip code)



                                 (434) 973-5242
______________________________________________________________________________
            (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01.    OTHER EVENTS.

    On October 31, 2006, Southern National Bancorp of Virginia, Inc. (the "Company"), announced the pricing of its initial public offering of 1,786,000 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), at a price per share of $14.00, pursuant to the terms of the underwriting agreement (the "Underwriting Agreement"), dated October 31, 2006, between Company and FIG Partners LLC, as the underwriter (the "Underwriter"). Because the offering of 1,786,000 shares of the Common Stock was oversubscribed, the Underwriter can sell the additional 214,000 shares that are available for sale, for an aggregate offering of 2,000,000 shares. Net proceeds to the Company from the offering are expected to be approximately $26.7 million.

    The shares will be listed on The Nasdaq Capital Market and will trade under the symbol "SONA" beginning on November 1, 2006.

    A copy of the form of Underwriting Agreement was filed as Exhibit 1.1 to the Amendment No. 1 to the Form S-1 Registration Statement (SEC File No. 333-136285) on September 19, 2006. A copy of the Company's press release, dated November 1, 2006, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.


ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

         (d)  Exhibits

               99.1 Press Release dated November 1, 2006.



                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.



                    By: /s/ Georgia S. Derrico
                        ------------------------------------------------------
                    Name:   Georgia S. Derrico
                    Title:  Chairman of the Board and Chief Executive Officer



Date:     November 2, 2006